EXHIBIT 1.1

                         FORM OF SALES AGENCY AGREEMENT

                                August   , 1997

Lehman Brothers Inc.
3 World Financial Center
New York, NY 10285

     In connection with the agreement of Lehman Brothers Inc. ("Lehman") to
act as broker in connection with the sale of up to             shares (the
"Shares") of Class A Common Stock of Bank United Corp. (the "Company") owned by the undersigned participating selling stockholders named below (the "Selling Stockholders") in transactions in the over-the-counter market at prices relating to market prices for the common stock prevailing at the time of sale:

1. The Company represents and warrants that a registration statement on Form S-1 (Registration No. 333-19237) with respect to the offer and sale of the Shares has been prepared by the Company in conformity with the requirements of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), has been filed with the Securities and Exchange Commission (the "SEC") thereunder and has been declared effective under the Securities Act. As used herein, "Registration Statement" means such registration statement, as amended, including any documents incorporated by reference therein and exhibits thereto, and including all information contained in the prospectus dated May 14, 1997 and any Prospectus Supplement (collectively, the "Prospectus") filed with the SEC and deemed to be a part thereof. No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the SEC and no proceedings for that purpose are pending before or, to our knowledge, threatened by, the SEC.

2. The Company represents and warrants that the Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the Securities Act and do not and will not, as of the applicable date of any sale of any of the Shares, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3. Each Selling Stockholder represents and warrants (as to the Shares owned by such Selling Stockholder only) that such Selling Stockholder now has, and on the settlement date of any sale of the Shares will have, good and marketable title to such Shares, free and clear of any and all liens, encumbrances, restrictions, preemptive rights and any other claims of any third party, with full right and authority to sell and deliver such Shares. Upon delivery of and payment for such Shares, the purchaser will receive good and marketable title to such Shares purchased from such Selling Shareholder, free and clear of any and all liens, encumbrances, restrictions, preemptive rights and other claims of any third party.

4. If during the period when Lehman may be acting as broker in connection with the sale of the Shares any event relating to or affecting the Company shall occur which should be set forth in a supplement to or as amendment of the Prospectus to correct a material misstatement or omission therein or in order to make the Prospectus not misleading when it is delivered, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act") any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will immediately (i) notify Lehman to suspend all sales of the Shares and (ii) prior to any further sales of the Shares, cause the preparation and filing with the SEC of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered, not misleading or which will affect any other necessary compliance.

5. By participating as a broker in connection with the sale of the Shares, Lehman may be deemed to be an underwriter with respect to the sale of the Shares. As a material inducement for Lehman to participate as an agent in the sale of the Shares, the Company hereby agrees to indemnify Lehman with respect to losses, claims, damages, liabilities, costs and expenses (including the reasonable fees and expenses of counsel incurred in connection with defending any such claims) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. Lehman agrees to indemnify the Company on the same basis as the Company is indemnifying Lehman, but only to the extent that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and conformity with the information set forth under the captions "Plan of Distribution" and "Derivative Transactions" of the Prospectus Supplement furnished to the Company by Lehman specifically for inclusion in such Registration Statement or Prospectus. Procedural aspects with respect to the indemnification provided for in this paragraph 5 shall be governed by section 10(d) of the U.S. Underwriting Agreement dated February 5, 1997 between the Company and Lehman, as representative of the several U.S. Underwriters party thereto;

Lehman shall be entitled to rely on the above representations, warranties, covenants and indemnities in acting as broker in connection with the sale of the Shares, and such representations, warranties, covenants and indemnities shll remain operative and in full force and effect regardless of any investigation made by or on behalf of Lehman and shall survive the sale the the Shares. Lehman shall act as broker hereunder and in no event shall be obligated to purchase the Shares for its own account or the accounts of its customers. For its efforts, Lehman shall be entitled to receive a commission from the Selling Stockholders
of $     per share (an aggregate of $     if all        shares are sold).

     This agreement may be signed in various counterparts, which together shall constitute one and the same agreement.

                                                        Sincerely yours,

                                                        BANK UNITED CORP.
                                                        By:_________________
                                                        Name:
                                                        Title:

                                                        SELLING STOCKHOLDERS
                                                        By:_________________
                                                        By:_________________
                                                        By:_________________
                                                        By:_________________
                                                        By:_________________
                                                        By:_________________

Acknowledged:
LEHMAN BROTHERS INC.
By:_________________
    Name:
    Title: